UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36114	46-3205923
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 15, 2016, Western Refining Logistics, LP (the “Partnership”) completed its previously announced acquisition of certain storage, terminalling and other logistics assets from St. Paul Park Refining Co. LLC (“SPPR”), a wholly owned subsidiary of Northern Tier Energy LLC and indirect wholly owned subsidiary of Western Refining, Inc. (“Western”), pursuant to a Contribution, Conveyance and Assumption Agreement, dated September 7, 2016 (the “Contribution Agreement”), by and among the Partnership, Western Refining Logistics GP, LLC, the general partner of the Partnership (the “General Partner”), Western and SPPR. Pursuant to the terms of the Contribution Agreement, the Partnership acquired approximately four million barrels of refined product and crude oil storage tanks, a light products terminal, a heavy products loading rack, certain rail and barge facilities, certain other related logistics assets, and two crude oil pipeline segments and one pipeline segment not currently in service, each of which is approximately 2.5 miles and extends from SPPR’s refinery in St. Paul Park, Minnesota to SPPR’s tank farm in Cottage Grove, Minnesota, in exchange for total consideration of $210 million, comprised of $195 million in cash and $15 million of common units representing limited partner interests in the Partnership issued to SPPR (collectively with the transactions contemplated by the Contribution Agreement, the “Transaction”). The Partnership issued 628,224 common units to SPPR, representing the $15 million of common units, based upon the volume-weighted average price per unit for the 20-day trading period ended September 6, 2016. The Partnership funded the cash portion of the consideration with approximately $151 million of net proceeds from the Partnership’s recently closed public equity offering (the “Offering”) and approximately $44 million in borrowings under the Partnership’s Credit Agreement (as defined below). Certain members of the Board of Directors of the General Partner purchased approximately $10.5 million of the common units offered by the Partnership in the Offering.

Item 1.01.	Entry into a Material Definitive Agreement.

Terminalling Agreement

In connection with the closing of the Transaction, on September 15, 2016, Western Refining Terminals, LLC (“WRT”), an indirect, wholly owned subsidiary of the Partnership, entered into a terminalling, transportation and storage services agreement (the “Terminalling Agreement”) with SPPR. Pursuant to the Terminalling Agreement, WRT has agreed to provide product storage services, product throughput services and product additive and blending services at the terminal facilities located at or near SPPR’s refinery in St. Paul Park, Minnesota. In exchange for such services, SPPR has agreed to certain minimum volume commitments and to pay certain fees. The Terminalling Agreement will have an initial term of ten years, which may be extended for up to two renewal terms of five years each upon the mutual agreement of the parties.

The foregoing description of the Terminalling Agreement is not complete and is qualified in its entirety by reference to the text of the Terminalling Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

The terms of the Transaction, including the Terminalling Agreement, were unanimously approved on behalf of the Partnership by the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in the Transaction was fair, from a financial point of view, to the Partnership and the common unitholders of the Partnership (other than the General Partner and its affiliates).

A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on September 7, 2016, and is incorporated herein by reference.

Amendment to Revolving Credit Facility

In connection with the Transaction, on September 15, 2016, the Partnership and certain of its subsidiaries entered into a Commitment Increase and First Amendment to Credit Agreement (the “Amendment”) to the senior secured revolving credit facility dated October 16, 2013, among the Partnership, as borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer (the “Credit Agreement”). Pursuant to the Amendment, certain existing lenders and new lenders agreed to provide incremental commitments in an aggregate principal amount of $200.0 million. In addition, the Amendment amended the Credit Agreement by, among other things, (a) adding an anti-cash hoarding provision and (b) permitting the Partnership to increase the total leverage ratio permitted thereunder from 4.50:1.00 to 5.00:1.00 following any material permitted acquisition through the last day of the second full fiscal quarter following such acquisition. The incremental commitments established by the Amendment benefit from the same covenants, events of default, guarantees and security as the existing commitments under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on October 22, 2013.

Relationships

Each of the Partnership, the General Partner, SPPR and WRT is a direct or indirect subsidiary or affiliate of Western. As a result, certain individuals, including officers and directors of Western and the General Partner, serve as officers and/or directors of more than one of such other entities. Western owns through its wholly owned subsidiaries 9,207,847 common units (including 628,224 common units issued to SPPR in connection with the closing of the Transaction) representing limited partner interests of the Partnership and all of the subordinated units representing limited partner interests in the Partnership. In addition, Western owns, through its wholly owned subsidiary, Western Refining Southwest, Inc., 80,000 units of a class of limited partner interests in the Partnership referred to as the “TexNew Mex Units.” The General Partner also owns a non-economic general partner interest in the Partnership.

Certain of the lenders under the Amendment and their affiliates are or have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Western and its subsidiaries or the Partnership or its subsidiaries.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under “Introductory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on September 7, 2016, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Amendment provided under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Introductory Note” of this Current Report on Form 8-K with respect to the issuance and sale by the Partnership of the common units representing limited partner interests in the Partnership to SPPR is incorporated herein by reference. This private placement of Partnership common units issued pursuant to the Contribution Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 15, 2016, the Partnership issued a press release announcing the consummation of the Transaction, including entry into the Terminalling Agreement and the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Partnership will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 calendar days from the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 calendar days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1†	Terminalling, Transportation and Storage Services Agreement, dated September 15, 2016, by and between St. Paul Park Refining Co. LLC and Western Refining Terminals, LLC.

10.2	Commitment Increase and First Amendment to Credit Agreement, dated September 15, 2016, among the Partnership, as borrower, certain subsidiaries of the Partnership, the lenders from time to time party thereto and Well Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release of Western Refining Logistics, LP issued September 15, 2016.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 20, 2016. Such provisions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING LOGISTICS, LP

By: Western Refining Logistics GP, LLC, its general partner

Dated: September 20, 2016	By:	/s/ Karen B. Davis
	Name:	Karen B. Davis
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1†	Terminalling, Transportation and Storage Services Agreement, dated September 15, 2016, by and between St. Paul Park Refining Co. LLC and Western Refining Terminals, LLC.

10.2	Commitment Increase and First Amendment to Credit Agreement, dated September 15, 2016, among the Partnership, as borrower, certain subsidiaries of the Partnership, the lenders from time to time party thereto and Well Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press Release of Western Refining Logistics, LP issued September 15, 2016.

†	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed September 20, 2016. Such provisions have been filed separately with the Securities and Exchange Commission.